Exhibit 5.1

Conyers Dill & Pearman	BERMUDA
Cricket Square	BRITISH VIRGIN ISLANDS
PO Box 2681	CAYMAN ISLANDS
Grand Cayman KY1-1111	DUBAI
Cayman Islands	HONG KONG
Tel: +1 (345) 945 3901	LONDON
Fax: +1 (345) 945 3902	MAURITIUS
conyersdill.com	SINGAPORE

December 23, 2016

Matter No.:823442

Doc Ref:102878353

+852 2842 9530

Richard.Hall@conyersdill.com

SGOCO Group, Ltd.

Room 1301, 13/F, Golden Centre,

188 Des Voeux Road Central

Hong Kong

Dear Sirs,

Re: SGOCO Group, Ltd. (the "Company")

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the proposed public offering by the Company under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of (i) ordinary shares, par value US$0.004 each ("Ordinary Shares"), (which term includes any ordinary shares to be issued pursuant to the conversion, exchange or exercise of any other Securities, as defined below), (ii) warrants to purchase equity securities (the "Warrants"), (iii) rights to purchase ordinary shares (the "Rights"), and (iv) any combination of Shares, Warrants and Rights separately or as units ("Units") up to a maximum amount of US$20,000,000 (collectively the "Securities").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	the prospectus (the "Prospectus") forming a part of the Registration Statement.

The documents listed in items (i) through (iii) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company certified by the secretary of the Company on 14 September 2016, (2) copies of the resolutions in writing of all the directors of the Company dated 31 August 2016 (the "Resolutions"), (3) a certificate of good standing issued by the Cayman Islands Registrar of Companies on 13 September 2016 (the "Certificate Date") and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the continuing accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (e) that the Memorandum and Articles of Association will not be amended in any manner that would affect the opinions expressed herein; (f) that there is no provision of the law of any jurisdiction, other than Cayman Islands, which would have any implication in relation to the opinions expressed herein; (g) that the Company will have sufficient authorised share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (h) none of the Securities has been or will be offered or issued to residents of the Cayman Islands; (i) that all necessary corporate action will be taken in accordance with applicable law and the Memorandum and Articles of Association to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreements in respect of such issuance (the "Issuance Documents") will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (j) that the applicable Issuance Documents relating to any Securities to be offered and sold will be valid and binding in accordance with its respective terms pursuant to its governing law; (k) that the issuance and sale of and payment for the Securities will be in accordance with the applicable Issuance Documents duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (l) that, upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (m) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under the applicable Issuance Documents in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto; (n) the Company is, and after the allotment (where applicable) and issuance of any Securities will be, able to pay its liabilities as they fall due; and (o) that no party is aware of any improper purpose for the issue of the Securities.

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The term "enforceable" as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents and any applicable Issuance Documents. In particular, the obligations of the Company under the Documents and any applicable Issuance Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the laws of the State of New York, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents and any applicable Issuance Documents if there are other proceedings in respect of those Documents or applicable Issuance Documents simultaneously underway against the Company in another jurisdiction. Under Cayman Islands law, a person who is not one of the parties to an agreement is, in general, unable to enforce it.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event of default or to pay a specified rate of interest on the amount of a judgment after the date of judgment. We express no opinion in respect of the enforceability of any provision in the Documents and any applicable Issuance Documents which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely in respect of the issue of the Relevant Shares and is not to be relied upon in respect of any other matter.

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On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the "Law"), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.	Upon the due issuance of the Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Upon the due issuance, execution and delivery of (i) the Warrants; or (ii) the Rights, or (iii) the Units by the Company and payment of the consideration therefor, such Warrants, Rights or Units will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

Conyers Dill & Pearman

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